Exhibit 99.(a)(4)

CITISTREET FUNDS, INC.

(NOW RENAMED METLIFE INVESTMENT FUNDS, INC.)

FOURTH ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT

FIRST: The charter of CitiStreet Funds, Inc., a Maryland corporation (the “Corporation”) is hereby amended by deleting existing Article II in its entirety and adding a new article to read as follows:

ARTICLE II

The name of the Corporation is:

MetLife Investment Funds, Inc.

SECOND: The eight (8) classes of capital stock having shares issued and outstanding as of April 30, 2006 are redesignated with the following names:

Former Class Name	New Class Name
CitiStreet International Stock Fund I Shares	MetLife Investment International Stock Fund I Shares
CitiStreet Small Company Stock Fund I Shares	MetLife Investment Small Company Stock Fund I Shares
CitiStreet Large Company Stock Fund I Shares	MetLife Investment Large Company Stock Fund I Shares
CitiStreet Diversified Bond Fund I Shares	MetLife Investment Diversified Bond Fund I Shares
CitiStreet International Stock Fund R Shares	MetLife Investment International Stock Fund R Shares
CitiStreet Small Company Stock Fund R Shares	MetLife Investment Small Company Stock Fund R Shares
CitiStreet Large Company Stock Fund R Shares	MetLife Investment Large Company Stock Fund R Shares
CitiStreet Diversified Bond Fund R Shares	MetLife Investment Diversified Bond Fund R Shares

THIRD: The foregoing amendments were approved by a majority of the entire Board of Directors of the Corporation.

FOURTH: The foregoing amendments are limited to changes expressly authorized by Section 2-605 of the Corporations and Associations Article of the Annotated Code of Maryland to be made without action by the stockholders.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 1st day of May, 2006.

ATTEST:		METLIFE INVESTMENT FUNDS, INC.
(FORMERLY CITISTREET FUNDS, INC.)

By:	/s/ Thomas M. Lenz	By:	/s/ Alan C. Leland, Jr.
	Thomas M. Lenz		Alan C. Leland, Jr.
	Secretary		President

The undersigned, President of the Corporation, who executed on behalf of the Corporation the foregoing Fourth Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Fourth Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects and acknowledges that this statement is made under the penalties of perjury.

/s/ Alan C. Leland, Jr.
Alan C. Leland, Jr.